UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 11, 2013

The Hallwood Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8303	51-0261339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500 Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

(214) 528-5588

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on Form 10-Q for the quarterly periods ended June 30, 2012 and September 30, 2012, The Hallwood Group Incorporated (the “Company”) borrowed $10,000,000 in May 2012 from Hallwood Family (BVI) L.P., a limited partnership associated with Mr. Anthony J. Gumbiner, the Company’s chairman, Chief Executive Officer and principal stockholder (the “HFL Loan”).

On March 11, 2013, the promissory note associated with the HFL Loan was amended to primarily (i) extend the maturity date of the HFL Loan by two years until June 30, 2015 and (ii) provide for an additional advance of $300,000 under the promissory note. A copy of the amendment and extension is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company previously repaid $1,252,535.42 of principal to Hallwood Family (BVI), L.P during 2012. Upon receipt of the above mentioned advance, the total principal amount of the note outstanding is $9,047,464.58.

All other provisions of the HFL Loan and its associated documents remain in effect, including (i) the Pledge and Security Agreement and (ii) the Subordination and Intercreditor Agreement, both of which were effective May 9, 2012 and filed as exhibits on Form 8-K dated August 24, 2012.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulations S-K:

Exhibit Number	Description of Exhibit

10.1	Amendment and Extension of Promissory Note, dated as of March 11, 2013, by and among Hallwood Group Incorporated and Hallwood Family (BVI), L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2013	THE HALLWOOD GROUP INCORPORATED

	By:	/s/ Richard Kelley
	Name:	Richard Kelley
	Title:	Vice President & Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit Name

10.1	Amendment and Extension of Promissory Note, dated as of March 11, 2013, by and among Hallwood Group Incorporated and Hallwood Family (BVI), L.P.